EXHIBIT 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Arch Capital Group Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Arch Capital Group Ltd. Common Shares, par value U.S.$0.0011 per common share(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Equity	Arch Capital Group Ltd. Preference Shares, par value U.S.$0.01 per preference share(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Debt	Arch Capital Group Ltd. Unsecured debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Depositary shares(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Warrants to purchase common shares(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Warrants to purchase preference shares(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Warrants to purchase debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Share purchase contracts(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Share purchase units(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Equity	Arch Capital Group (U.S.) Inc. Preferred stock, par value U.S.$0.01 per share(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)

	Debt	Arch Capital Group (U.S.) Inc. Unsecured debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Unsecured debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Debt	Arch Capital Finance LLC Unsecured Debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
	Other	Arch Capital Group Ltd. Guarantees of Arch Capital Finance LLC Unsecured Debt securities(1)	Rule 456(b) and Rule 457(r)(2)	––(3)	––(3)	––(3)	––(2)	––(2)
Fees Previously Paid	––	––	––	––	––	––		––
Carry Forward Securities
Carry Forward Securities	––	––	––	––		––			––	––	––	––
	Total Offering Amounts					––		––
	Total Fees Previously Paid							––
	Total Fee Offsets							––
	Net Fee Due							––
(1)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise conversion or exchange of other securities.
(2)An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(3)An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
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